                    Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Middleby Corporation 2021 Long-Term Incentive Plan of our reports dated March 3, 2021, with respect to the consolidated financial statements and schedule of The Middleby Corporation and the effectiveness of internal control over financial reporting of The Middleby Corporation, included in its Annual Report (Form 10-K) for the year ended January 2, 2021, filed with Securities and Exchange Commission.

/s/ Ernst & Young LLP
Chicago, Illinois
August 25, 2021